Exhibit 4.19

Irrevocable Power of Attorney

Each of the following parties hereby acknowledges that, for the purpose of performing certain obligations as shareholder (the “Authorizing Person”) of Beijing Paipairongxin Investment Consulting Co., Ltd. (the “Company”), each Authorizing Person hereby authorizes and executes this irrevocable power of attorney (the “Power of Attorney”):

Name: GU Shaofeng

ID Card No.: ***************

Residential address: ***, Pudong New Area, Shanghai

Name: HU Honghui

ID Card No.: ***************

Residential address: ***, Zhabei District, Shanghai

Name: LI Tiezheng

ID Card No.: ***************

Residential address: ***, Minhang District, Shanghai

Name: ZHANG Jun

ID Card No.: ***************

Residential address: ***, Putuo District, Shanghai

(Collectively, the “Authorizing Persons”)

Each of the Authorizing Persons hereby irrevocably authorizes, to the maximum extent permitted by law, Shanghai Guangjian Information Technology Co., Ltd. (the “WFOE”) or any person or authorized representative designated by the WFOE (the “Authorized Person’) with full power and authority to exercise on behalf of the Authorizing Person all shareholder’s rights entitled to the Authorizing Person in connection with his/her holding of the Company’s voting shares (the “Equity”), including without limitation (1) to propose convention of shareholders meeting and receive any notice regarding convention of shareholders meeting and procedures thereof; (2) to attend shareholders meeting of the Company and sign relevant resolutions on behalf of the Authorizing Person; (3) to exercise all shareholder’s rights entitled to the Authorizing Person under the law and the articles of association of the Company, including without limitation voting right, the right to sell, transfer, pledge or dispose of all or any part of the Equity held by the Authorizing Person and the right to decide matters regarding, among others, dividend distribution; and (4) to designate and appoint, as the authorized representative of the Authorizing Person, the chairman, director, supervisor, general manager, financial director and other senior management member of the Company.

Any and all power of attorneys relating to the Equity issued by each of the Authorizing Persons prior to the date hereof are hereby irrevocably revoked, and each of the Authorizing Persons hereby warrants that he/she will not issue any other power of attorney relating to the Equity. This Power of Attorney and any power, right or interest authorized hereunder in connection with the Equity are irrevocable.

Exhibit: Irrevocable Power of Attorney

Unless otherwise provided hereunder, the Authorized Person may act at its own discretion in connection with the Equity held by the Authorizing Persons without any oral or written instruction from the Authorizing Persons. All actions made and documents signed by the Authorized Person in connection with the Equity held by each of the Authorizing Persons shall be deemed as if such actions are made and documents are signed by the Authorizing Person and are irrevocably acknowledged by the Authorizing Person. The Authorized Person shall also have the right to delegate the rights authorized hereunder to any person or entity designated by the executive director/board of directors of the WFOE.

This Power of Attorney shall be effective for a term of ten years starting from the execution of this Power of Attorney, unless the Restated Business Operation Agreement made by and among the Company, the Authorized Person and the Authorizing Persons is early terminated for any reason. Upon expiry of the term of this Power of Attorney and at the request of the Authorized Person, each of the Authorizing Persons will extend the term of this Power of Attorney requested by the Authorized Person.

This Power of Attorney shall be binding upon all senior management, directors, agents, assigns, and successors of the Authorizing Persons.

IN WITNESS THEREOF, the Authorizing Persons cause this Power of Attorney to be signed on the 21st day of March, 2018.

(No text below in this page)

Exhibit: Irrevocable Power of Attorney

(Signature Page of the Irrevocable Power of Attorney)

Authorizing Persons

/s/ GU Shaofeng

/s/ LI Tiezheng

/s/ HU Honghui

/s/ ZHANG Jun

Authorized Person

Shanghai Guangjian Information Technology Co., Ltd. (Seal)

By:	/s/ XIANG Qiongfang
Name:	XIANG Qiongfang
Title:	Authorized Representative
/s/ Seal of Shanghai Guangjian Information Technology Co., Ltd.

3